      As filed with the Securities and Exchange Commission on April 9, 2001
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        ANNALY MORTGAGE MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

           MARYLAND                                        22-3479661
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)

                         12 EAST 41ST STREET, SUITE 700
                            NEW YORK, NEW YORK 10017
                                 (212) 696-0100
    (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                 --------------

                              MICHAEL A.J. FARRELL
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        ANNALY MORTGAGE MANAGEMENT, INC.
                         12 EAST 41ST STREET, SUITE 700
                            NEW YORK, NEW YORK 10017
                                 (212) 696-0100
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                 --------------

                                   Copies to:
                             R. NICHOLAS SINGH, ESQ.
                                BROWN & WOOD LLP
                         1666 K STREET, N.W., SUITE 700
                           WASHINGTON, D.C. 20006-1208
                                 (202)-533-1300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-86401

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

-----------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities to be Registered    Proposed Maximum Aggregate Price (1)   Amount of Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock (2)...............................                  $18,116,075                         $4,529.02
Preferred Stock (3) ...........................
-----------------------------------------------------------------------------------------------------------------------

(1) In no event will the maximum aggregate offering price of all securities to be issued pursuant to this registration statement and the registration statement on the Form S-3, file no. 333-86401 exceed those registered under such registration statements.

(2) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time, by the registrant. There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion of the shares of preferred stock registered hereby.

(3) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by the registrant.

(4) Calculated pursuant to Rule 457(o) under the Securities Act.

                              EXPLANATORY STATEMENT

         This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional $18,116,075 of Common Stock of Annaly Mortgage Management, Inc.


                           INCORPORATION BY REFERENCE

         The contents of the registration statement on Form S-3 relating to the registration of $90,580,375 of common stock, preferred stock and any combination of the foregoing of Annaly Mortgage Management, Inc. filed on September 2, 1999, file number 333-86401, are incorporated herein by reference.


                                  CERTIFICATION

         The Company hereby certifies to the Securities and Exchange Commission (the "Commission") that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business as of April 10, 2001), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than April 10, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 2001.

                                     ANNALY MORTGAGE MANAGEMENT, INC.


                                     By: /s/ Michael A.J. Farrell
                                         -------------------------------
                                          Michael A.J. Farrell
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

         Each person whose signature appears below hereby authorizes Michael A.
J. Farrell, Timothy J. Guba and Wellington J. St. Claire, and each of them, as attorney-in-fact, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

           Signatures                               Title                           Date
           ----------                               -----                           ----
 /s/ Kevin P/ Brady                      Director                               April 9, 2001
--------------------------------
Kevin P. Brady


--------------------------------         Director
Spencer I. Browne

/s/ Kathryn F. Fagan                     Chief Financial Officer and            April 9, 2001
--------------------------------         Treasurer (principal financial
Kathryn F. Fagan                         and accounting officer)

/s/ Michael A.J. Farrell                 Chairman of the Board of               April 9, 2001
--------------------------------         Directors, Chief
Michael A.J. Farrell                     Executive Officer and Director
                                         (principal executive officer)

--------------------------------         Director
Jonathan D. Green

/s/ Timothy J. Guba                      President, Chief Operating Officer     April 9, 2001
-------------------------------          and Director
Timothy J. Guba

                                         Director
--------------------------------
John A. Lambiase

/s/ Donnell A. Segalas                   Director                               April 9, 2001
--------------------------------
Donnell A. Segalas

/s/ Wellington J. St. Claire             Vice Chairman of the Board of          April 9, 2001
---------------------------------        Directors and Director
Wellington J. St. Claire

                                  EXHIBIT INDEX

Exhibit
Number        Exhibit Description

5.1           Opinion of Brown & Wood LLP (including consent of such firm).

8.1           Tax Opinion of Brown & Wood LLP (including consent of such firm).

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1).